                         DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q6

                        Statement To Certificateholders

-------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTIONS IN DOLLARS
                                      PRIOR                                                                             CURRENT
                  ORIGINAL        PRINCIPAL                                                REALIZED   DEFERRED        PRINCIPAL
CLASS           FACE VALUE          BALANCE      INTEREST       PRINCIPAL           TOTAL   LOSSES    INTEREST          BALANCE
-------------------------------------------------------------------------------------------------------------------------------
SA                    0.00             0.00    150,958.95            0.00      150,958.95    0.00         0.00             0.00
A-1          53,917,509.00    45,560,969.35    232,550.78    1,060,314.57    1,292,865.35    0.00         0.00    44,500,654.78
A-2           8,477,596.00     7,163,674.64     36,564.59      166,716.14      203,280.73    0.00         0.00     6,996,958.50
B-1           2,204,175.00     2,187,469.53     11,165.21        2,805.98       13,971.19    0.00         0.00     2,184,663.55
B-2           3,221,487.14     3,197,071.41     16,318.39        4,101.04       20,419.43    0.00         0.00     3,192,970.37
SB                    0.00             0.00          0.00            0.00            0.00    0.00         0.00             0.00
R                     0.00       747,892.37          0.00            0.00            0.00    0.00    79,841.09       827,733.46
-------------------------------------------------------------------------------------------------------------------------------
TOTALS       67,820,767.14    58,857,077.30    447,557.92    1,233,937.73    1,681,495.65    0.00    79,841.09    57,702,980.66
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                            PASS-THROUGH
                           PRIOR                                                            CURRENT              RATES
                       PRINCIPAL                                                          PRINCIPAL
CLASS       CUSIP        BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
--------------------------------------------------------------------------------------------------------------------------------
SA      23321PZD3       0.000000      2.225851           0.000000           2.225851       0.000000      3.077807%     3.015638%
A-1     23321PZE1     845.012505      4.313085          19.665496          23.978581     825.347009      6.125000%     6.187500%
A-2     23321PZF8     845.012506      4.313085          19.665497          23.978582     825.347009      6.125000%     6.187500%
B-1     23321PZG6     992.420987      5.065483           1.273030           6.338512     991.147958      6.125000%     6.187500%
B-2     23321PZH4     992.420975      5.065484           1.273027           6.338510     991.147949      6.125000%     6.187500%
SB      23321PZJ0       0.000000      0.000000           0.000000           0.000000       0.000000      1.550000%     1.550000%
R                       0.000000      0.000000           0.000000           0.000000       0.000000      6.125000%     6.187500%
--------------------------------------------------------------------------------------------------------------------------------

SELLER:             Quality Mortgage USA, Inc.              ADMINISTRATOR:             David C. West
SERVICER:          Temple-Inland Mortgage Corp.                                    Bankers Trust Company
LEAD UNDERWRITER:  Donaldson, Lufkin & Jenrette                                        3 Park Plaza
RECORD DATE:              March 31, 1997                                             Irvine, CA 92714
DISTRIBUTION DATE:        April 25, 1997                       FACTOR INFORMATION:    (800) 735-7777
--------------------------------------------------------------------------------------------------------------------------------

             Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

----------------------------------------------------------------------------

Distribution Date: April 25, 1997
----------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                       180,762.77
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:        24,523.78
PLUS ADDITIONAL SERVICING FEES:
                                                 -------------
                                                     24,523.78

LESS PERMITTED REDUCTIONS TO SERVICING FEES:         (5,472.19)
                                                 -------------
TOTAL SERVICING FEES DUE MASTER SERVICER:                          19,051.59

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                       17,087.88

-----------------------------------------------------------------------------------------
DELINQUENT
LOAN                            30-60          61-90          91 +
INFORMATION:                    DAYS           DAYS           DAYS                  TOTAL
-----------------------------------------------------------------------------------------
PRINCIPAL BALANCE               3,104,481.82   1,517,020.33     813,206.67   5,434,708.82
NUMBER OF LOANS                           42             22             15             79
-----------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
-----------------------------------------------------------------------------------------
PRINCIPAL BALANCE                       0.00           0.00   2,461,727.74   2,461,727.74
NUMBER OF LOANS                            0              0             40             40
-----------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
-----------------------------------------------------------------------------------------
PRINCIPAL BALANCE                  51,126.18           0.00     813,585.35     905,652.23
NUMBER OF LOANS                            1              0             20             22
-----------------------------------------------------------------------------------------
REO LOAN INFORMATION:
-----------------------------------------------------------------------------------------
PRINCIPAL BALANCE                       0.00           0.00     441,818.87     441,818.87
NUMBER OF LOANS                            0              0              7              7
-----------------------------------------------------------------------------------------

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                          #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:       58,857,077.30
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:     57,702,980.66

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                 840
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                    824

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                   11.252807%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                      11.253138%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                    100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                  1,124,443.15
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                              0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                  3.341535%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:              5.875000%

-----------------------------------------------------------------------------------------

             Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                         DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q6

                        Statement To Certificateholders

--------------------------------------------------------------------------------------------

Distribution Date: April 25, 1997
--------------------------------------------------------------------------------------------
SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                  89.580806%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                               77.409500%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                               12.171305%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                3.716579%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                5.431923%

UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
   CLASS SA                                                                             0.00
   CLASS A-1                                                                            0.00
   CLASS A-2                                                                            0.00
   CLASS B-1                                                                            0.00
   CLASS B-2                                                                            0.00

CUMMULATIVE SB ACCRUAL AMOUNT :                                                   828,240.18

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                             1,526,800.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                                 2,034,623.01

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                                   100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                                           0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                               0.00

--------------------------------------------------------------------------------------------

             Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                         DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q6

                        Statement To Certificateholders

-------------------------------------------------------------------------------------------------------------------
                                        ^Mortgage Loan Liquidation Detail

Distribution Date: April 25, 1997
-------------------------------------------------------------------------------------------------------------------
                   Original             Cut-Off             Current        Realized   Net Liquidation   Liquidation
Loan Number    Principal Balance   Principal Balance   Principal Balance     Loss        Proceeds          Date
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

             Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company